C&F FINANCIAL CORPORATION

SECTION 16 POWER OF ATTORNEY

 I, Jason E. Long, do hereby constitute and appoint Thomas F. Cherry, Mary-Jo
Rawson and Seth A. Winter, my true and lawful attorneys-in-fact, each of whom acting singly is hereby authorized, for me and in my name and on my behalf as a director, officer and/or shareholder of C&F Financial Corporation , to (i)
prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain or update codes and passwords enabling me to make electronic filings with the
SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
or any rule or regulation of the SEC in respect thereof ("Section 16"); and (ii)
prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable me to comply with Section 16.

 I do hereby ratify and confirm all acts my said attorneys shall do or cause to be done by virtue hereof.  I acknowledge that the foregoing attorneys-in-fact, serving in such capacity at my request, are not assuming, nor is C&F Financial
Corporation assuming, any of my responsibilities to comply with Section 16.

 This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section
16, whichever occurs first.

 WITNESS the execution hereof this 16th day of March, 2016.

_          /s/ Jason E. Long
 Jason E. Long